Exhibit 99.1

Delek US Completes Sale of Retail Related Assets for $535 million

Brentwood, Tennessee – November 14, 2016 -- Delek US Holdings, Inc. (NYSE: DK)(“Delek”) has closed the previously announced transaction to sell its retail related assets to a U.S. subsidiary of Compañía de Petróleos de Chile COPEC S.A. (SNSE:COPEC) (“COPEC”). The assets sold included MAPCO Express, Inc., and certain related affiliated companies, (together “MAPCO”) for total cash consideration of $535.0 million (the “Transaction”) plus MAPCO’s estimated cash on hand and working capital adjustment, totaling approximately $16.3 million.

At closing, $156.0 million of debt associated with MAPCO was repaid, along with a debt prepayment fee of $13.4 million and an estimated $4.6 million of transaction related costs. Net cash proceeds before taxes related to this Transaction are $377.3 million. Amounts disclosed above are subject to final cash and working capital adjustments. The estimated income tax payment related to this Transaction will occur in early 2017.

Uzi Yemin, Chairman, President and Chief Executive Officer of Delek said, “With the completion of this transaction, we have unlocked the value of our retail assets and improved our financial flexibility. We have gained a partner in retail fuel sales and will continue to supply certain locations under an 18-month fuel supply agreement. By continuing to utilize our wholesale business and our space on the Colonial pipeline system to serve these retail locations as we have in the past, our consolidated RINs position should not be significantly changed by this transaction. This financial flexibility can be used as we evaluate strategic opportunities to create long term value for our shareholders.”

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining and logistics. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 155,000 barrels per day. Delek US Holdings, Inc. and its affiliates also own approximately 62 percent (including the 2 percent general partner interest) of Delek Logistics Partners, LP. Delek Logistics Partners, LP (NYSE: DKL) is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. also owns approximately 47 percent of the outstanding common stock of Alon USA Energy, Inc. (NYSE: ALJ).

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the effect on our financial results by the financial results of Alon USA Energy, Inc., in which we hold a significant equity investment; uncertainty regarding the outcome of our proposal to acquire the remaining outstanding stock of Alon USA; changes in the scope, costs, and/or timing of capital and maintenance projects; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the southeastern United States; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Contact:
U.S. Investor / Media Relations Contact:
Keith Johnson
Delek US Holdings, Inc.
Vice President of Investor Relations
615-435-1366